UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2005

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On October 11, 2005, the Company terminated a Revolving Credit Agreement, by and among the Company, GWR Operating Partnership, L.L.L.P., the Subsidiary Guarantors named therein, Citicorp North America, Inc., Societe Generale, Citigroup Global Markets, Inc., SG Americas Securities LLC and Calyon New York Branch (the "Credit Agreement"), in accordance with its terms. The Credit Agreement provided for up to $75 million in borrowings; there were no amounts outstanding under the Credit Agreement upon termination. The Credit Agreement had been secured by, among other things, mortgages on the Company's Sandusky, Ohio, and Wisconsin Dells, Wisconsin, resorts. The Credit Agreement was terminated in connection with the sale of a majority interest in these resorts to the Company's joint venture with CNL Income Properties, Inc. There were no material early termination penalties.

Item 2.02 Results of Operations and Financial Condition.

In Item 4.02 of this Current Report on Form 8-K, the Company discloses information regarding certain historical results of operations. In particular, the Company discloses that, due to errors in classifying assets on the balance sheet at the time of the Company’s formation transactions in December 2004, the Company is restating previously issued financial statements for the fiscal year ended December 31, 2004, and the quarters ended March 31, 2005 and June 30, 2005, and is revising certain financial information previously reported about the quarter ended September 30, 2005. The information in Item 4.02 is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Due to the matters set forth in Item 4.02 of this report on Form 8-K, which is incorporated herein by reference, the Company anticipates a delay in filing its Form 10-Q for the fiscal quarter ended September 30, 2005. As a result, the Company is providing information regarding certain debt and other obligations. The Company has a loan secured by, among other things, mortgages on the Company's Traverse City, Michigan, and Kansas City, Kansas, resorts ("Traverse City/Kansas City Mortgage Loan"), dated as of December 20, 2004 ($74,079,115.23 outstanding at November 10, 2005). In addition, the Company's subsidiary has secured a Trust Preferred Securities ("TPS") issue, dated as of March 15, 2005 ($51,550,000.00 outstanding at November 10, 2005).

Under the terms of the Traverse City/Kansas City Mortgage Loan and the indenture related to the debt securities issued in connection with the TPS, the Company has agreed to provide the lenders under the Traverse City/Kansas City Mortgage Loan and the trustees for the holders of the TPS and the related debt securities with quarterly financial statements and related documents within 45 days after the end of the first three fiscal quarters of each fiscal year. If the Company fails to deliver such statements and documents timely, the Company will be in default under the Traverse City/Kansas City Mortgage Loan and the TPS. Absent a waiver from the lenders, in the case of the Traverse City/Kansas City Mortgage Loan, and the holders of the TPS or holders of the related debt securities, in the case of the TPS, the Company has a minimum of 30 days after notice to cure the default and, if not waived or cured within such period, the default would become an event of default. If an event of default occurs, the lenders under the Secured Facility could, among other remedies, immediately accelerate the maturity of all amounts due and payable under the Traverse City/Kansas City Mortgage Loan and the trustees or the holders of at least 25% of the face amount of the TPS or the related debt securities could, among other remedies, immediately accelerate the maturity of all amounts due and payable under the TPS and the related debt securities.

The acceleration of the Company’s outstanding indebtedness or other obligations could have a material adverse effect on the Company’s financial condition and results of operations.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 10, 2005, management of the Company concluded, with the approval of the Audit Committee of the Board of Directors of the Company (the "Audit Committee"), that the Company's audited financial statements for the fiscal year ended December 31, 2004, and the unaudited financial statements for the quarterly periods ended March 31, 2005 and June 30, 2005 (the "Filed Periods"), are required to be restated in order to reflect certain reclassifications of assets related to the Company’s formation transactions and the resulting balance sheet and income statement adjustments. In addition, the Company will revise the financial information regarding the quarterly period ended September 30, 2005, contained in a press release issued by the Company on November 2, 2005, and a current report on Form 8-K filed on November 7, 2005 (together with the Filed Periods, the "Relevant Periods"). The anticipated adjustments and revisions are non-cash adjustments and are expected to have no impact on the Company’s cash flows, cash position, revenues or Adjusted EBITDA. The adjustments and revisions are expected to reduce the amount of goodwill and increase the amounts of intangible assets, property and equipment, and deferred tax liability recorded on the company’s consolidated balance sheet as of the date of the formation transactions. Subsequent consolidated statements of operations are expected to reflect increased amounts of depreciation and amortization expense, and decreased amounts of income tax expense during the Relevant Periods. The Company is in the process of determining the impact of these adjustments on net income for the Relevant Periods.

The adjustments result from the application of Emerging Issues Task Force (EITF) Issues No. 98-3 and No. 04-1 with regard to the Company’s recording of the formation transactions in December 2004. The Company recorded the formation transactions by applying the purchase method of accounting in connection with the acquisition of seven resort-owning entities. This accounting was presented in the Company’s filings with the SEC for the Relevant Periods.

In October 2005, the Company announced the formation of a joint venture with CNL Income Properties. In connection with the Company’s recording of certain items related to that joint venture transaction, the Company, after discussions with its Independent Registered Public Accounting Firm, Deloitte & Touche LLP, has reconsidered the application of EITF 98-3 relative to the Company’s Williamsburg and Pocono Mountains resorts as of the date of the Company’s formation transactions in December 2004. The Company has now determined that the acquisition of each of those two resorts did not constitute an acquisition of a "business," as that term is defined in EITF 98-3, and that the Company should have recorded each of those acquisitions as a purchase of assets, rather than a purchase of a business. As a result, the amounts previously recorded as goodwill in connection with the Williamsburg and Poconos resorts will now be recorded as increases to identifiable intangible assets and/or property and equipment. The Company is in the process of determining the allocation of the amounts previously recorded as goodwill to identifiable intangible assets and/or property and equipment, and the related effects on the Company’s deferred tax liability, depreciation and amortization expense, and income tax expense.

Also, the Company, after discussions with its Independent Registered Public Accounting Firm, Deloitte & Touche LLP, has determined that the provisions of EITF 04-1 were applicable to the Company as of the date of the formation transactions in December 2004. As a result, the Company is in the process of evaluating whether some portion of the amounts previously recorded as goodwill in connection with the five operating resorts purchased at that time should have been recorded as increases to identifiable intangible assets, and the related effects on the Company’s deferred tax liability, depreciation and amortization expense, and income tax expense.

On November 10, 2005, the Audit Committee and management of the Company reviewed and discussed the conclusions described herein with the Company’s Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

When the adjustments and revisions are finalized, the Company will include the restated results in a 10-K/A filing for the fiscal year ended December 31, 2004; 10-Q/A filings for the three-month periods ended March 31, 2005 and June 30, 2005; and a 10-Q filing for the three months ended September 30, 2005. On November 10, 2005, the Audit Committee determined that investors should no longer rely on the financial statements and report of the Independent Registered Public Accounting Firm for the Relevant Periods previously filed with the SEC.

The Company is working diligently to complete its review of its application of purchase accounting and to quantify the impact of the necessary adjustments on each of the reporting periods. Due to the time and effort involved in fully determining the effect of these adjustments on the Company's previously issued financial statements, the Company expects to file a Form 12b-25 with the SEC and to delay the filing of its Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2005.

After reviewing the circumstances leading up to the restatement, management of the Company and the Audit Committee believe that the errors were inadvertent and unintentional. The Company is also reviewing its internal control processes to determine whether there exists a material weakness in internal control over financial reporting with respect to classification of assets on the Company’s balance sheet.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated November 10, 2005

This report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts' future financial position and the anticipated impact of the restatements, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's ability to control or predict. Such factors include, but are not limited to, the timely resolution of the accounting matters discussed above.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

November 14, 2005	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 10, 2005